EXHIBIT 99.2

Emmis Communications Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Financial Information

For purposes of this exhibit and related Notes thereto, the term "Emmis" and the "Company" refers to Emmis Communication Corporation and Subsidiaries and "YMF Media New York" refers to YMF Media New York LLC and YMF Media New York License LLC. On June 10, 2014, Emmis completed the acquisition of substantially all of the assets, business, properties and rights of YMF Media New York LLC and YMF Media New York License LLC related to the operations of WBLS-FM, New York, New York and WLIB-AM, New York, New York (the "Acquisition").

The following unaudited pro forma condensed consolidated balance sheet as of May 31, 2014 and the unaudited pro forma condensed consolidated statements of operations for the three months ended May 31, 2014 and the year ended February 28, 2014 are based on the historical financial statements of Emmis and YMF Media New York after giving effect to the Acquisition and the related financing transaction.

The unaudited pro forma condensed consolidated statement of operations for the three months ended May 31, 2014 and for the year ended February 28, 2014 give pro forma effect to the Acquisition and the related refinancing transaction as if they had occurred on March 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of May 31, 2014 assumes that the Acquisition and the related financing transaction were completed on May 31, 2014.

The unaudited pro forma condensed consolidated balance sheet as of May 31, 2014 was derived from Emmis' unaudited condensed consolidated balance sheet as of May 31, 2014 and YMF Media New York's unaudited combined balance sheet as of March 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the three months ended May 31, 2014 was derived from Emmis' unaudited condensed consolidated statement of operations for the three months ended May 31, 2014 and YMF Media New York's unaudited combined statement of operations for the three months ended March 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the year ended February 28, 2014 was derived from Emmis' audited consolidated statement of operations for the year ended February 28, 2014 and YMF Media New York's audited combined statement of operations for the year ended December 31, 2013.

The Company is accounting for the Acquisition in accordance with Accounting Standards Codification 805, Business Combinations. The Company is currently in the process of determining the fair value of the assets acquired in the transaction. The pro forma balance sheet and the pro forma statements of operations were derived using a preliminary estimate of the fair value of the acquired assets. These fair values are subject to change as the Company completes its process of determining fair value of the acquired assets.

The pro forma condensed consolidated financial information should be read in conjunction with the Company's historical financial statements and related notes thereto for the year ended February 28, 2014 included in Form 10-K and the Company's historical financial statements and related notes thereto for the three months ended May 31, 2014 included in Form 10-Q. The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the Acquisition actually occurred on the dates assumed nor is it necessarily indicative of the Company's future consolidated results of operations or financial position.

EXHIBIT 99.2

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MAY 31, 2014
(In thousands)

			Pro Forma Adjustments
			(A)	(B)	(C)	(D)
	Emmis (Historical)	YMF Media New York(Historical)	Retire 2012 Credit Agreement	Record 2014 Credit Agreement	Eliminate Historical YMF Media New York	Purchase Price Allocation of YMF Media New York	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,869	$128	$(58,119)	$190,911	$(128)	$(55,000)	$80,661
Restricted cash	2,915	—	—	—	—	—	2,915
Accounts receivable, net	39,935	5,035	—	—	(5,035)	—	39,935
Prepaid expenses	9,497	1,912	—	—	(1,912)	—	9,497
Other current assets	7,470	—	—	—	—	29	7,499
Total current assets	62,686	7,075	(58,119)	190,911	(7,075)	(54,971)	140,507
PROPERTY AND EQUIPMENT, NET	31,510	4,761	—	—	(4,761)	4,062	35,572
INTANGIBLE ASSETS:
Indefinite-lived intangibles	150,558	64,814	—	—	(64,814)	69,019	219,577
Goodwill	12,639	46,589	—	—	(46,589)	58,900	71,539
Other intangibles, net	440	14,734	—	—	(14,734)	2,003	2,443
Total intangible assets	163,637	126,137	—	—	(126,137)	129,922	293,559
OTHER ASSETS, NET	16,729	235	(391)	1,000	(235)	—	17,338
Total assets	$274,562	$138,208	$(58,510)	$191,911	$(138,208)	$79,013	$486,976

EXHIBIT 99.2

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MAY 31, 2014
(In thousands)

			Pro Forma Adjustments
			(A)	(B)	(C)	(D)
	Emmis (Historical)	YMF Media New York(Historical)	Retire 2012 Credit Agreement	Record 2014 Credit Agreement	Eliminate Historical YMF Media New York	Purchase Price Allocation of YMF Media New York	Pro Forma
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$14,107	$181	$—	$—	$(181)	$—	$14,107
Current maturities of long-term debt	12,649	—	(8,000)	—	—	—	4,649
Accrued salaries and commissions	6,399	370	—	—	(370)	—	6,399
Deferred revenue	12,840	6	—	—	(6)	—	12,840
Due to affiliates	—	128,097	—	—	(128,097)	—	—
YMF Media New York acquisition-related liability	—	—	—	—	—	79,013	79,013
Other current liabilities	3,950	879	(119)	—	(879)	—	3,831
Total current liabilities	49,945	129,533	(8,119)	—	(129,533)	79,013	120,839
LONG-TERM DEBT, NET OF CURRENT MATURITIES	117,830	—	(48,622)	191,911	—	—	261,119
OTHER NONCURRENT LIABILITIES	7,532	560	—	—	(560)	—	7,532
DEFERRED INCOME TAXES	12,172	—	—	—	—	—	12,172
Total liabilities	187,479	130,093	(56,741)	191,911	(130,093)	79,013	401,662
COMMITMENTS AND CONTINGENCIES
EQUITY:
Class A common stock	386	—	—	—	—	—	386
Class B common stock	46	—	—	—	—	—	46
Series A non-cumulative convertible preferred stock	9	—	—	—	—	—	9
Additional paid-in capital	583,451	—	—	—	—	—	583,451
(Accumulated deficit) retained earnings	(544,399)	8,115	(1,769)	—	(8,115)	—	(546,168)
Accumulated other comprehensive loss	(90)	—	—	—	—	—	(90)
Total shareholders’ equity	39,403	8,115	(1,769)	—	(8,115)	—	37,634
NONCONTROLLING INTERESTS	47,680	—	—	—	—	—	47,680
Total equity	87,083	8,115	(1,769)	—	(8,115)	—	85,314
Total liabilities and equity	$274,562	$138,208	$(58,510)	$191,911	$(138,208)	$79,013	$486,976

EXHIBIT 99.2

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED FEBRUARY 28, 2014
(In thousands, except per share data)

	Emmis (Historical)	YMF Media New York(Historical)	Pro Forma Adjustments		Pro Forma
NET REVENUES	$205,146	$32,025	$—		$237,171
OPERATING EXPENSES:
Station operating expenses excluding depreciation and amortization expense	159,009	16,800	—		175,809
Corporate expenses excluding depreciation and amortization expense	17,024	—	—		17,024
Hungary license litigation and related expenses	2,058	—	—		2,058
Impairment loss on intangible assets	—	10,022	(10,022)	(E)	—
Depreciation and amortization	4,866	781	(161)	(F)	5,486
Gain on disposal of assets	(8)	—	—		(8)
Total operating expenses	182,949	27,603	(10,183)		200,369
OPERATING INCOME	22,197	4,422	10,183		36,802
OTHER EXPENSE:
Interest expense	(7,068)	(4)	(9,500)	(G)	(16,572)
Loss on debt extinguishment	(653)	—	—		(653)
Other income, net	116	6	—		122
Total other expense	(7,605)	2	(9,500)		(17,103)
INCOME BEFORE INCOME TAXES	14,592	4,424	683		19,699
PROVISION FOR INCOME TAXES	(34,063)	179	280	(H)	(33,604)
CONSOLIDATED NET INCOME	48,655	4,245	403		53,303
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,174	—	—		$5,174
NET INCOME ATTRIBUTABLE TO THE COMPANY	43,481	4,245	403		48,129
GAIN ON EXTINGUISHMENT OF PREFERRED STOCK	325	—	—		325
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$43,806	$4,245	$403		$48,454

NET INCOME PER SHARE - BASIC	$1.08				$1.20
NET INCOME PER SHARE - DILUTED	$0.94				$1.05
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	40,506				40,506
Diluted	46,042				46,042

EXHIBIT 99.2

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MAY 31, 2014
(In thousands, except per share data)

	Emmis (Historical)	YMF Media New York(Historical)	Pro Forma Adjustments		Pro Forma
NET REVENUES	$59,724	$5,194	$(5,194)	(I)	$59,724
OPERATING EXPENSES:
Station operating expenses excluding LMA fees and depreciation and amortization expense	42,926	2,866	(2,866)	(I)	42,926
Corporate expenses excluding depreciation and amortization expense	4,890	—	—		4,890
LMA fees	3,825	—	(3,825)	(J)	—
Hungary license litigation and related expenses	92	—	—		92
Depreciation and amortization	1,353	224	(69)	(F)	1,508
Gain on disposal of assets	(3)	—	—		(3)
Total operating expenses	53,083	3,090	(6,760)		49,413
OPERATING INCOME	6,641	2,104	1,566		10,311
OTHER EXPENSE:
Interest expense	(1,600)	—	(2,595)	(G)	(4,195)
Other income, net	11	—	—		11
Total other expense	(1,589)	—	(2,595)		(4,184)
INCOME BEFORE INCOME TAXES	5,052	2,104	(1,029)		6,127
PROVISION FOR INCOME TAXES	2,385	84	(422)	(H)	2,047
CONSOLIDATED NET INCOME	2,667	2,020	(607)		4,080
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,711	—	—		$1,711
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$956	$2,020	$(607)		$2,369

NET INCOME PER SHARE - BASIC	$0.02				$0.06
NET INCOME PER SHARE - DILUTED	$0.02				$0.05
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	42,093				42,093
Diluted	47,347				47,347

EXHIBIT 99.2

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Transactions

On February 11, 2014, subsidiaries of Emmis Communications Corporation ("Emmis" or the "Company") entered into a Purchase and Sale Agreement with YMF Media New York LLC and YMF Media New York License LLC (collectively, "YMF Media New York"), pursuant to which Emmis agreed to purchase the assets of radio stations WBLS-FM (New York, NY) and WLIB-AM (New York, NY) (collectively, the "Stations") for $131.0 million, subject to customary adjustments and prorations. Upon approval of the transaction by the Federal Communications Commission, Emmis and YMF Media New York executed the first closing of the transaction on June 10, 2014 whereby YMF Media New York transferred the assets of the Stations to Emmis and Emmis paid YMF Media New York $55.0 million of cash and transferred to YMF Media New York a 49.9% ownership interest in the Emmis subsidiaries that will own the Stations' assets. A second closing is scheduled to occur on or about February 15, 2015 and will involve the payment of the balance of the purchase price of $76.0 million to YMF Media New York in exchange for the transfer to Emmis of YMF Media New York's interest in the Emmis subsidiaries that own the Stations' assets.

In connection with this transaction, YMF Media New York and Emmis also entered into a Local Programming and Marketing Agreement ("LMA") pursuant to which Emmis commenced providing programming and selling advertising at the Stations on March 1, 2014. From March 1, 2014 through the first closing on June 10, 2014, Emmis paid an LMA fee of $1.275 million per month to YMF Media New York. The LMA fee continues in effect until the second closing under the Purchase and Sale Agreement at a reduced monthly fee of $0.74 million per month, all of which will be paid to YMF Media New York.

On June 10, 2014, Emmis entered into a Credit Agreement (the "Credit Agreement"), by and among the Company, Emmis Operating Company, a wholly owned subsidiary of the Company, the lenders party thereto, JP Morgan Chase Bank, N.A., as administrative agent, and Fifth Third Bank, as syndication agent. The Credit Agreement includes a senior secured term loan facility of $185.0 million and a senior secured revolving credit facility of $20.0 million. Pursuant to the Credit Agreement, the Company borrowed $185.0 million of the senior secured term loans on June 10, 2014; $109.0 million was disbursed to the Company and the remaining $76.0 million was funded into escrow. The proceeds from the term loan and additional funding from the revolving credit facility were used to fund the first closing of the acquisition described above, settle amounts due under the Company's former credit facility, and pay fees related the issuance of the Credit Agreement. The $76.0 million of funds in escrow will be used to fund the second closing of the acquisition in February 2015.

2. Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of the Stations might have affected the Company's historical financial statements if the transaction had been consummated at an earlier time.

The unaudited pro forma condensed consolidated balance sheet as of May 31, 2014 is presented as if the acquisition of the Stations had occurred on May 31, 2014. The unaudited pro forma condensed consolidated statements of operations for the three months ended May 31, 2014 and for the year ended February 28, 2014 are presented as if the acquisition of the Stations had occurred on March 1, 2013.

The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting and was based on the historical financial information of Emmis and the Stations. The acquisition method of accounting, based on Accounting Standards Codification 805, uses the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurement. The historical condensed consolidated information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (i) directly attributable to the acquisition of the Stations, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the consolidated results.

The preliminary allocation of the purchase price of the Stations used in the unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates. The estimates and assumptions are subject to change up completion of the valuation of the Stations' assets.

3. Preliminary Purchase Price Allocation

The purchase price of the Stations is approximately $134.0 million in aggregate consideration. The purchase price will be

EXHIBIT 99.2

allocated to tangible and intangible assets based on the estimate of fair value of the assets acquired. The significant intangibles to be recognized in the valuation are the Federal Communications Commission broadcasting licenses and goodwill, both of which are indefinite-lived intangible assets. As previously mentioned, the purchase price allocation shown below is preliminary and subject to change based on the completion of the valuation of the Stations' assets.

Preliminary Estimated Acquisition Consideration (in 000's)
Cash	$55,000
Second closing liability	73,065
LMA liability through second closing	5,948
Total preliminary estimated acquisition consideration	$134,013

Preliminary Estimated Acquisition Consideration Allocation (in 000's)
Other current assets	$29
Property and equipment	4,062
Indefinite-lived intangibles	69,019
Goodwill	58,900
Other intangibles	2,003
Total preliminary estimated acquisition consideration allocation	$134,013

4. Pro Forma Adjustments

(A)
Reflects the settlement of our 2012 Credit Agreement debt. As of May 31, 2014, the Company had $58.0 million of long-term debt ($52.0 million of senior secured term loan debt and $6.0 million of senior secured revolving debt). The carrying value of the 2012 Credit Agreement debt was recorded net of a $1.4 million original issue discount as of May 31, 2014. As of May 31, 2014, approximately $0.4 million of deferred debt issuance costs were included in other assets, net and $0.4 million of accrued interest was included in other current liabilities.

(B)
Reflects the issuance of our 2014 Credit Agreement debt that was required to finance the acquisition. The 2014 Credit Agreement adjustments include $198.0 million of long-term debt ($185.0 million of senior secured term loan debt and $13.0 million of senior secured revolving debt). The carrying value of the 2014 Credit Agreement debt is recorded net of a $6.1 million original issue discount. The Company capitalized $1.0 million of additional costs, included in other assets, net, as part of the issuance of the 2014 Credit Agreement. The original issue discount and capitalized deferred financing costs are being amortized over the life of the related debt using the effective interest rate method.

(C)	Reflects the elimination of certain historical balances of YMF Media New York as they were not acquired by Emmis or were adjusted to fair value as part of the preliminary purchase price allocation.

(D)	Reflects the preliminary estimated acquisition consideration allocation as described in Note 3.

(E)	Reflects the elimination of the impairment charge related to intangible assets, which are being recorded at fair value on the date of acquisition.

EXHIBIT 99.2

(F)	Reflects the adjustment to depreciation and amortization expense as a result of recording property and equipment and intangible assets at fair value on the date of acquisition.

	For the year ended February 28, 2014	For the three months ended May 31, 2014
Depreciation of property and equipment, acquired assets at fair value	$308	$77
Amortization of intangible assets, acquired assets at fair value	312	78
Total depreciation and amortization, acquired assets at fair value	620	155
Less: Historical depreciation and amortization of YMF Media New York	(781)	(224)
Pro forma adjustment	$(161)	$(69)

(G)	Reflects the following adjustments to interest expense:

	For the year ended February 28, 2014	For the three months ended May 31, 2014
$198.0 million borrowed, interest at approximately 5.73% per annum based on the terms of our 2014 Credit Agreement	$11,346	$2,837
Amortization of deferred financing costs and original issue discount related to our 2014 Credit Agreement	893	223
Accretion of second closing liability and LMA payment liability	4,333	1,135
Total additional pro forma interest expense	16,572	4,195
Less: Historical interest expense	(7,072)	(1,600)
Pro forma adjustment	$9,500	$2,595

(H)	Reflects the tax effect of the pro forma adjustments at the Company's statutory rate of 41%.

(I)
Reflects the adjustment necessary to eliminate the historical operating results of WBLS-FM and WLIB-AM for the three months ended May 31, 2014. The historical results of operations of WBLS-FM and WLIB-AM as shown in the statement of operations for the three months ended May 31, 2014 are for the period ended March 31, 2014. During the months of January 2014 and February 2014, YMF Media New York sold the advertising of the radio stations, provided the programming and incurred all of the operating costs of the station. On March 1, 2014, Emmis began selling the advertising, providing programming and incurring substantially all of the operating costs of the stations pursuant to an LMA. As such, in its historical statements for the three months ended May 31, 2014, Emmis has already reflected the net revenues and station operating expenses, excluding depreciation and amortization expense, of WBLS-FM and WLIB-AM for the months of March, April and May 2014. A pro forma adjustment is required to eliminate the historical net revenues and station operating expenses, excluding depreciation and amortization expense, of WBLS-FM and WLIB-AM for the three months ended March 31, 2014 while the stations were owned by YMF Media New York to avoid including more than three months of activity in the statements.

(J)
Reflects the adjustment necessary to eliminate the LMA fee paid by Emmis to YMF Media New York during the three months ended May 31, 2014. YMF Media New York categorized the LMA fee it received for the month ended March 31, 2014 as net revenues which were eliminated with pro forma adjustment (H) as discussed above.